Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in AML Communications, Inc.’s previously filed Registration Statements on Form S-3 (Nos.333-82774 and 333-32488) and on Form S-8 (Nos. 333-5126 and 333-68097) of our report, dated June 4, 2004, for the year ended March 31, 2004, appearing in this Annual Report on Form 10-KSB of AML Communications, Inc. for the year ended March 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 29, 2005